Exhibit 10.1

AMENDMENT NO. 4

ROADWAY LLC PENSION PLAN

(As Amended and Restated Effective January 1, 2004)

THIS AGREEMENT is entered into by YRC Worldwide Inc. (the “Company”) this 1st day of July, 2008.

WITNESSETH:

WHEREAS, the Company maintains the Roadway LLC Pension Plan (the “Plan”) for the benefit of eligible employees of the Company and its participating affiliates;

WHEREAS, Section 9.1 of the Plan provides that the Company, through action of its Board of Directors or Compensation Committee of its Board of Directors, may amend the Plan at any time;

WHEREAS, the Company has determined to amend the Plan (i) to freeze future benefit accruals for participants except those participants covered by a collective bargaining agreement between the Company and such participants’ collective bargaining representative and (ii) to clarify the definition of Average Annual Compensation used to compute a participant’s benefit;

NOW, THEREFORE, the Company agrees that the Plan is amended, effective July 1, 2008, except as otherwise provided herein, as set forth below:

1. Section 2.5(b) is clarified and amended by striking the first sentence in its entirety and inserting the following in lieu thereof:

Effective for Plan Years beginning on and after January 1, 2008, the term “Average Annual Compensation” means the annual average of a Participant’s Compensation for the Participant’s final twenty (20) consecutive qualified Plan Years.

2. A new Section 2.5(d) is added to the Plan immediately following Section 2.5(c) of the Plan to provide as follows:

(d) Notwithstanding anything in the Plan to the contrary, except for a Participant covered by a collective bargaining agreement relating to the Plan, for purposes of determining a Participant’s Average Annual Compensation, no period beginning on or after July 1, 2008 shall be considered.

3. A new Section 2.27(d) is added to the Plan immediately following Section 2.27(c) of the Plan to provide as follows:

(d) Notwithstanding anything in the Plan to the contrary, except for a Participant covered by a collective bargaining agreement relating to the Plan, for purposes of determining a Participant’s Final Average Compensation, no period beginning on or after July 1, 2008 shall be considered.

4. The following new sentence shall be added at the end of Section 2.56(b) to provide as follows:

Notwithstanding anything in the Plan to the contrary, except for a Participant covered by a collective bargaining agreement relating to the Plan, for purposes of computing an Employee’s Benefit Years of Service, no period beginning on or after July 1, 2008 shall be considered.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on the 1st day of July, 2008.

YRC WORLDWIDE INC.

By:	/s/ Harold D. Marshall
Harold D. Marshall,
Vice President-Employee Benefits